Exhibit 99.1

SB Financial Announces Completion of Merger with Edon State Bank

DEFIANCE, OH – June 5, 2020 – SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial”), parent company of State Bank and Trust Company (“State Bank”), announced today the successful closing of the previously announced merger with Edon Bancorp, Inc. (Private) (“Edon Bancorp”), parent company of The Edon State Bank Company of Edon, Ohio (“Edon State Bank”). The merger agreement was unanimously approved by the Boards of Directors of both bank holding companies and their subsidiary banks in accordance with the terms of the previously announced agreement.

“We would like to extend a warm welcome to all the stakeholders of Edon State Bank; this includes the staff, clients, community and prior stockholders of Edon State Bank. Each of our banks has been deeply committed to these stakeholders and this merger will only serve to strengthen those ties and commitments,” said Mark A. Klein, State Bank Chairman, President and CEO. “We are encouraged with the closing of this transaction and look forward to further promoting the unison of two strong community bank brands now under one umbrella as State Bank. With the joint operation of our companies, we enable our customers across all of our markets access to a wide range of financial products and services, including the personalized attention they expect from their community bank.”

Under the terms of the merger agreement, shareholders of Edon Bancorp received $103.50 in cash in exchange for each share of Edon Bancorp common stock for a transaction valued in aggregate at approximately $15.5 million. The consideration represented approximately 135% of Edon Bancorp’s tangible book value per share as of December 31, 2019.

With this merger, SB Financial expands its presence throughout the growing and vibrant Northwest Ohio region and offers new opportunities in Edon, Ohio. The combined company has approximately $1.1 billion in assets as a result of the merger.

JANNEY MONTGOMERY SCOTT LLC served as financial advisor to SB Financial, and Hogan Lovells US LLP served as its legal counsel. Donnelly Penman served as financial advisor to Edon Bancorp and provided a fairness opinion to its Board of Directors. Howard & Howard served as Edon Bancorp’s legal counsel.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, the duration and scope of the COVID-19 outbreak in the United States and the market areas in which SB Financial and its subsidiaries operate, including the impact to the state and local economies of prolonged shelter in place orders and the pandemic generally, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

About SB Financial Group, Inc.

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 21 offices; 20 in nine Ohio counties and one in Fort Wayne, Indiana, and 23 full-service ATMs. State Bank has six loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and opinions throughout the Tri-State region. SB Financial’s common stock is listed on the NASDAQ Capital Market under the symbol “SBFG”.

Investor Contact Information:

Anthony V. Cosentino

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

Mark A. Klein

Chairman, President and CEO

Mark.Klein@YourStateBank.com

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